EXHIBIT 99.1
TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com

TIFFANY REPORTS FIRST QUARTER RESULTS

New York, N.Y., May 24, 2017 - Tiffany & Co. (NYSE: TIF) today reported its financial results for the three months (“first quarter”) ended April 30, 2017. An increase in net earnings per diluted share primarily reflected a higher operating margin. Management is maintaining its earnings guidance for the year.

In the first quarter:

•
Worldwide net sales rose 1% to $900 million due to growth in Asia-Pacific and an increase in the wholesale sale of diamonds, and comparable store sales were 3% below the prior year. On a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see “Non-GAAP Measures”), worldwide net sales increased 2% due to factors noted above, as well as sales growth in Europe, and comparable store sales declined 2%. Higher fashion and designer jewelry sales contrasted with softness in other categories.

•	Net earnings of $93 million, or $0.74 per diluted share, compared with $87 million, or $0.69 per diluted share, a year ago.

Michael J. Kowalski, Chairman of the Board and Interim Chief Executive Officer, said, “While these results modestly exceeded our near-term expectations, we are focused on executing long-term strategies to achieve stronger and sustainable performance through product introductions, optimization of our store base, effective marketing communications and the delivery of experiences that resonate with our customers. In so doing, we believe TIFFANY & CO. is well-positioned to generate an attractive total shareholder return over the long-term.”

Net sales by region in the first quarter were as follows:

•
In the Americas, total sales of $392 million were 3% lower than the prior year and comparable store sales declined 4%. There was no impact from currency translation on reported sales. Sales results were geographically mixed across the region, and management attributed the overall sales declines to lower spending by both foreign tourists and local customers.

•
In the Asia-Pacific region, total sales of $257 million were 8% above the prior year, while comparable store sales declined 3%. Management attributed total sales growth to increased wholesale sales and the effect of stores opened in the past year, while comparable store sales were affected by strong growth in mainland China and varying degrees of softness in other markets. On a constant-exchange-rate basis, total sales rose 9% and comparable store sales declined 2%.

•
In Japan, total sales of $128 million were 2% below the prior year, and comparable store sales declined 1%. Management attributed the sales declines to lower spending by Chinese tourists. On a constant-exchange-rate basis, total and comparable store sales declined 3% and 1%, respectively.

•
In Europe, total sales declined 3% to $94 million and comparable store sales also declined 3%. On a constant-exchange-rate basis, total sales and comparable store sales rose 4% and 3%, respectively. Performance was generally soft in continental Europe, while management attributed sales growth in the United Kingdom on a constant-exchange-rate basis to spending by local customers and foreign tourists.

•	Other sales in total rose 32% to $28 million due to an increase in wholesale sales of diamonds.

•
Tiffany did not open any Company-operated stores in the first quarter and closed three. At April 30, 2017, the Company operated 310 stores (124 in the Americas, 84 in Asia-Pacific, 54 in Japan, 43 in Europe, and five in the UAE), versus 308 stores a year ago (124 in the Americas, 81 in Asia-Pacific, 55 in Japan, 43 in Europe, and five in the UAE).

Other highlights:

•
Gross margin (gross profit as a percentage of net sales) increased to 62.0% in the first quarter, from 61.2% a year ago, primarily reflecting favorable product input costs and a shift in sales mix toward higher margin fashion jewelry products, partly offset by increased wholesale sales of diamonds.

•	SG&A expenses were virtually unchanged from the prior year despite higher severance costs. SG&A expenses as a percentage of net sales was 45.8%, versus 46.1% a year ago.

•	Earnings from operations as a percentage of net sales was 16.2% in the first quarter, compared with 15.1% a year ago.

•
The effective tax rate was 31.7% in the first quarter, reflecting a benefit of $0.02 per diluted share from the implementation of a new accounting standard related to the treatment of excess tax benefits from the vesting or exercise of share-based compensation. The prior year rate of 29.0% included a benefit of $0.05 per diluted share related to the conclusion of a tax examination.

•	Net inventories at April 30, 2017 were 5% lower than a year ago.

•
The Company repurchased approximately 123,000 shares of its Common Stock in the first quarter at an average price of approximately $93 per share and a total cost of $11.5 million. At April 30, 2017, $299 million remained available for repurchases under a program that authorizes the repurchase of up to $500 million of the Company’s Common Stock and that expires on January 31, 2019.

•
The Company finished the quarter with cash and cash equivalents and short-term investments totaling $960 million at April 30, 2017, up from $790 million a year ago. Total debt (short-term and long-term) as a percentage of stockholders’ equity was 35% at April 30, 2017, versus 37% a year ago.

Fiscal 2017 Outlook:
Management’s outlook for the fiscal year ending January 31, 2018 (“fiscal 2017”) calls for: (i) worldwide net sales increasing over the prior year by a low-single-digit percentage as reported and on a constant-exchange-rate basis and (ii) net earnings per diluted share increasing by a high-single-digit percentage over 2016’s earnings per diluted share of $3.55 and by a mid-single-digit-percentage over 2016’s earnings per diluted share (excluding charges) of $3.75 (see “Non-GAAP Measures”). These expectations are approximations and are based on the Company’s plans and assumptions, including: (i) worldwide gross retail square footage increasing 2%, net through 10 store openings, seven relocations and seven closings; (ii) operating margin above the prior year entirely due to an expected increase in gross margin, with SG&A expenses increasing slightly faster than sales growth; (iii) interest and other expenses, net of approximately $40 million; (iv) an effective income tax rate consistent with the prior year; (v) the U.S. dollar in 2017 stronger overall than other foreign currencies on a year-over-year basis; and (vi) minimal benefit to net earnings per diluted share from share repurchases.

Management also expects for fiscal 2017: (i) net cash provided by operating activities of approximately $700 million and (ii) free cash flow (see “Non-GAAP Measures”) of approximately $450 million. These expectations are approximations and are based on the Company’s plans and assumptions, including: (i) net inventories unchanged from the prior year, (ii) capital expenditures of $250 million and (iii) net earnings in line with management’s expectations as described above.

Today’s Conference Call:
The Company will conduct a conference call today at 8:30 a.m. (Eastern Time) to review actual results and the outlook. Please click on http://investor.tiffany.com (“Events and Presentations”).

Next Scheduled Announcement:
The Company expects to report its financial results for the three and six months ending July 31, 2017 on Thursday August 24th before the market opens. To be notified of future announcements, please register at http://investor.tiffany.com (“E-Mail Alerts”).

Tiffany is the internationally-renowned jeweler founded in New York in 1837. Through its subsidiaries, Tiffany & Co. manufactures products and operates TIFFANY & CO. retail stores worldwide, and also engages in direct selling through Internet, catalog and business gift operations. Please visit www.tiffany.com for additional information.

Forward-Looking Statements:
The historical trends and results reported in this document and on our first quarter earnings call should not be considered an indication of future performance. Further, statements contained in this document and made on such call that are not statements of historical fact, including those that refer to plans, assumptions and expectations for the current fiscal year and future periods, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the statements under “Fiscal 2017 Outlook” as well as statements that can be identified by the use of words such as ‘expects,’ ‘projects,’ ‘anticipates,’ ‘assumes,’ ‘forecasts,’ ‘plans,’ ‘believes,’ ‘intends,’ ‘estimates,’ ‘pursues,’ ‘continues,’ ‘outlook,’ ‘may,’ ‘will,’ ‘can,’ ‘should’ and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make regarding the Company’s plans, assumptions, expectations, beliefs and objectives with respect to store openings and closings; product introductions; sales; sales growth; sales trends; store traffic; the Company’s search for a successor chief executive officer; the Company’s strategy and initiatives and the pace of execution thereon; the Company’s objectives to compete in the global luxury market and to improve financial performance; retail prices; gross margin; operating margin; expenses; interest and other expenses, net; effective income tax rate; net earnings and net earnings per share; share count; inventories; capital expenditures; cash flow; liquidity; currency translation; macroeconomic conditions; growth opportunities; litigation outcomes and recovery related thereto; contributions to Company pension plans; and certain ongoing or planned real estate, product, marketing, retail, customer experience, manufacturing, supply chain, information systems development, upgrades and replacement, and other operational and strategic initiatives.

These forward-looking statements are based upon the current views and plans of management, speak only as of the date on which they are made and are subject to a number of risks and uncertainties, many of which are outside of our control. Actual results could therefore differ materially from the planned, assumed or expected results expressed in, or implied by, these forward-looking statements. While we cannot predict all of the factors that could form the basis of such differences, key factors include, but are not limited to: global macroeconomic and geopolitical developments; changes in interest and foreign currency rates; changes in taxation policies and regulations; shifting tourism trends; regional instability; violence (including terrorist activities); political activities or events; weather conditions that may affect local and tourist consumer spending; changes in consumer confidence, preferences and shopping patterns, as well as our ability to accurately predict and timely respond to such changes; shifts in the Company’s product and geographic sales mix; variations in the cost and availability of diamonds, gemstones and precious metals; adverse publicity regarding the Company and its products, the Company’s third-party vendors or the diamond or jewelry industry more generally; any non-compliance by third-party vendors and suppliers with the Company’s sourcing and quality standards, codes of conduct, or contractual requirements as well as applicable laws and regulations; changes in our competitive landscape; disruptions impacting the Company’s business and operations; failure to successfully implement or make changes to the Company’s information systems; gains or losses in the trading value of the Company’s stock, which may impact the amount of stock repurchased; our ability to successfully control costs and execute on, and achieve the expected benefits from, our operational and strategic initiatives, and any difficulties or delays we encounter in identifying a successor chief executive officer. Developments relating to these and other factors may also warrant changes to the Company’s operating and strategic plans, including with respect to store openings, closings and renovations, capital expenditures, information systems development, inventory management, and continuing execution on, or timing of, the aforementioned initiatives. Such changes could also cause actual results to differ materially from the expected results expressed in, or implied by, the forward-looking statements.

Additional information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent quarterly report on Form 10-Q. Readers of these documents should consider the risks, uncertainties and factors outlined above and in the Form 10-K in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.

# # #

TIFFANY & CO. AND SUBSIDIARIES
(Unaudited)

NON-GAAP MEASURES
The Company reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Internally, management also monitors and measures its performance using certain sales and earnings measures that include or exclude amounts, or are subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure (“non-GAAP financial measures”). The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with useful supplemental information that will allow them to evaluate the Company's operating results using the same measures that management uses to monitor and measure its performance. The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures presented here may not be comparable to similarly-titled measures used by other companies.

Net Sales
The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars (“constant-exchange-rate basis”). Sales on a constant-exchange-rate basis are calculated by taking the current year’s sales in local currencies and translating them into U.S. dollars using the prior year’s foreign exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	First Quarter 2017 vs. 2016
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	1%	(1)%	2%
Americas	(3)	—	(3)
Asia-Pacific	8	(1)	9
Japan	(2)	1	(3)
Europe	(3)	(7)	4
Other	32	—	32

Comparable Store Sales:
Worldwide	(3)%	(1)%	(2)%
Americas	(4)	—	(4)
Asia-Pacific	(3)	(1)	(2)
Japan	(1)	—	(1)
Europe	(3)	(6)	3
Other	1	—	1

Net Earnings
Internally, management monitors and measures its earnings performance excluding certain items listed below. Management believes excluding such items provides a useful supplemental basis for the assessment of the Company's results relative to the corresponding period in the prior year. The following tables reconcile certain GAAP amounts to non-GAAP amounts:

(in millions, except per share amounts)	GAAP	Impairment charges [a]	Non-GAAP
Year Ended January 31, 2017
SG&A expenses	$1,769.1	$(38.0)	$1,731.1
As a % of sales	44.2%		43.3%
Earnings from operations	721.2	38.0	759.2
As a % of sales	18.0%		19.0%
Provision for income taxes [b]	230.5	14.0	244.5
Net earnings	446.1	24.0	470.1
Diluted earnings per share *	3.55	0.19	3.75
* Amounts may not add due to rounding.

[a]	Expenses associated with the following:

•
$25.4 million of net pre-tax expense ($16.0 million net after tax expense, or $0.13 per diluted share) associated with an asset impairment charge related to software costs capitalized in connection with the development of a new finished goods inventory management and merchandising information system; and

•
$12.6 million of net pre-tax expense ($8.0 million net after tax expense, or $0.06 per diluted share) associated with impairment charges related to financing arrangements with diamond mining and exploration companies.

[b]
The income tax effect resulting from the adjustments has been calculated as both current and deferred tax benefit (expense), based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying adjustment.

Free Cash Flow
Internally, management monitors its cash flow on a non-GAAP basis. Free cash flow is calculated by deducting capital expenditures from net cash provided by operating activities. The ability to generate free cash flow demonstrates how much cash the Company has available for discretionary and non-discretionary purposes after deduction of capital expenditures. The Company's operations require regular capital expenditures for the opening, renovation and expansion of stores and distribution and manufacturing facilities as well as ongoing investments in information technology. Management believes this provides a useful supplemental basis for assessing the Company’s operating cash flows.

TIFFANY & CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, in millions, except per share amounts)

	Three Months Ended April 30,
	2017	2016
Net sales	$899.6	$891.3

Cost of sales	342.0	345.7

Gross profit	557.6	545.6

Selling, general and administrative expenses	412.0	411.0

Earnings from operations	145.6	134.6

Interest and other expenses, net	9.5	11.5

Earnings from operations before income taxes	136.1	123.1

Provision for income taxes	43.2	35.6

Net earnings	$92.9	$87.5

Net earnings per share:

Basic	$0.75	$0.69
Diluted	$0.74	$0.69

Weighted-average number of common shares:

Basic	124.6	126.1
Diluted	125.3	126.5

TIFFANY & CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	April 30, 2017	January 31, 2017	April 30, 2016
ASSETS

Current assets:
Cash and cash equivalents and short-term investments	$960.0	$985.8	$789.9
Accounts receivable, net	233.1	226.8	221.5
Inventories, net	2,197.4	2,157.6	2,320.1
Prepaid expenses and other current assets	204.0	203.4	190.7

Total current assets	3,594.5	3,573.6	3,522.2

Property, plant and equipment, net	920.8	931.8	946.0
Other assets, net	590.9	592.2	680.0

	$5,106.2	$5,097.6	$5,148.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$190.6	$228.7	$220.1
Current portion of long-term debt	—	—	92.5
Accounts payable and accrued liabilities	281.4	312.8	300.4
Income taxes payable	35.3	22.1	36.6
Merchandise credits and deferred revenue	75.2	69.2	68.2

Total current liabilities	582.5	632.8	717.8

Long-term debt	880.5	878.4	790.2
Pension/postretirement benefit obligations	322.8	318.6	436.4
Other long-term liabilities	200.8	193.5	188.1
Deferred gains on sale-leasebacks	44.9	45.9	56.4
Stockholders’ equity	3,074.7	3,028.4	2,959.3

	$5,106.2	$5,097.6	$5,148.2

TIF-E